EXHIBIT 99.1

3790 Park Central Boulevard North

Pompano Beach, FL 33064

NEWS

May 14, 2007

FOR MORE INFORMATION:

954-917-4114

HOWARD L. EHLER, JR.

CHIEF OPERATING OFFICER

IMPERIAL ANNOUNCES FIRST QUARTER 2007 RESULTS

AND 16TH CONSECUTIVE PROFITABLE QUARTER

Pompano Beach, FL     Imperial Industries, Inc. (Nasdaq CM: “IPII”) announced today the results of operations for the first quarter ended March 31, 2007.

Net sales for the three months ended March 31, 2007 were $16,531,000, compared to $20,033,000 in the same period in 2006. For the first quarter ended March 31, 2007, the Company had net income of $381,000, or $.15 per diluted share, compared to $1,081,000, or $0.42 per diluted share in the same period in 2006.

The first quarter 2007 results reflect a reduction in demand for our products in the new housing and commercial markets, related to the decline in construction activity in Florida, which is our primary trade area. The Company continues to realize solid demand for our products in our operations in the areas impacted by Hurricane Katrina that struck the gulf coast area of the Southeastern United States in August 2005.

S. Daniel Ponce, Imperial’s Chairman of the Board, stated: “We are pleased that we were able to continue to generate profits in the first quarter of this year in spite of current industry conditions. The prior-year quarter benefited from a higher level of new construction activity that has slowed considerably since the middle of last year. We are continuing to position the Company for long-term growth.”

For more information, please refer to the Company’s Form 10-Q for the three months ended March 31, 2007 which was filed with the Securities and Exchange Commission on May 14, 2007.

Imperial Industries, Inc., a building products company, sells products throughout the Southeastern United States with facilities in the States of Florida, Georgia, Mississippi and Alabama. The Company is engaged in the manufacturing and distribution of stucco, plaster and roofing products to building materials dealers, contractors and others through its subsidiary, Premix-Marbletite Manufacturing Co. The Company’s subsidiary, Just-Rite Supply, Inc., is engaged in the distribution of gypsum, roofing, insulation and masonry products manufactured by other companies as well as the Company’s manufactured products. See our website at www.imperialindustries.com for more information about the Company.

Page 2 of News Release dated May 14, 2007

The statements in this press release contain certain forward-looking statements, which are subject to risks and uncertainties. Such statements, including those regarding, among other things, the success of the Company’s sales and marketing efforts, improvements in productivity, the Company’s strategy and future prospects, are dependent on a number of factors, including changes in economic, business, and competitive market conditions, and availability of financing, only some of which are within the Company’s control. Actual results could differ materially from those currently anticipated due to a number of factors, including those set forth in the Company’s Securities and Exchange Commission filings under “Risk Factors.” The Company assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. A more detailed discussion of risks attendant to the forward- looking statements included in this press release are set forth in the “Forward-Looking Statements” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission (“SEC”), and in other reports already filed with the SEC.

IMPERIAL INDUSTRIES, INC.

Financial Highlights

	Three Months Ended March 31,
	2007	2006
	(Unaudited)

Net sales	$16,531,000	$20,033,000

Income before income taxes	$593,000	$1,718,000
Income tax expense	(212,000)	(637,000)

Net income	$381,000	$1,081,000

Net income per common share - basic	$.15	$.44
Net income per common share - diluted	$.15	$.42

Weighted average shares outstanding - basic	2,506,502	2,468,241
Weighted average shares outstanding - diluted	2,533,911	2,552,685